Exhibit 5.1

February 4, 2026

Movano Inc.

6800 Koll Center Parkway

Pleasanton, California 94566

Ladies and Gentlemen:

We have acted as counsel to Movano Inc., a Delaware corporation (the “Company”), in connection with Amendment No. 1 to the Registration Statement on Form S-4 filed on the date hereof (including the proxy statement/prospectus forming a part thereof, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of up to 56,613,600 shares (the “Shares” and each, a “Share”) of Movano’s common stock, par value $0.0001 per share, to be issued by the Company pursuant to the Agreement and Plan of Merger, made and entered into as of November 6, 2025, by and among the Company, Thor Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Corvex, Inc., a Delaware corporation (the “Merger Agreement”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Shares thereunder. For purposes of rendering this opinion, we have examined: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 24, 2021, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 21, 2023, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 9, 2024, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on October 25, 2024 and effective as of 12:01 a.m. Eastern Time on October 29, 2024, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on October 8, 2025 and effective as of 12:01 a.m. Eastern Time on October 10, 2025, and as amended by the Certificate of Designations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on November 6, 2025; (iv) the Amended and Restated Bylaws of the Company adopted effective as of March 25, 2021; (v) the resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) approving the Registration Statement and the issuance of the Shares pursuant to the Purchase Agreement (the “Board Resolutions”); and (vi) a certificate of an officer of the Company, dated as of the date hereof, with respect to certain matters. Other than our examination of the documents listed in (i) through (vi) above, we have not examined any other documents or made any independent investigation for the purpose of rendering this opinion.

Movano Inc.

February 4, 2026

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For purposes of this opinion letter, we have assumed that: (a) each document examined by us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; (e) each document examined by us was duly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof; and (f) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, (ii) that each party to the documents examined by us (A) has the legal capacity, power, and authority to execute, deliver, and perform such party’s obligations under such documents to which it’s a party, (B) is duly formed or incorporated, organized, validly existing, and in good standing under the laws of its formation or incorporation, and (C) has taken all actions necessary to authorize the execution and delivery of, and the performance of such party’s obligations under, such documents to which it is a party, and (iii) that any amendment and/or restatement of any of the documents reviewed by us was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law. We have not verified any of the foregoing assumptions.

In rendering our opinions below, we also have assumed that (i) the Company will have sufficient authorized, unissued, and unreserved shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) available for the issuance of the Shares pursuant to the Merger Agreement, (ii) that the issuance of each Share will be duly recorded in the Company’s stock ledger upon issuance, (iii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), either (A) upon the issuance of a Share, such Share will be evidenced by a certificate that has been duly executed and delivered, or (B) the Board of Directors will have adopted resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Shares and, within a reasonable time after the issuance of any such Share, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (iv) other than the those that have been disclosed by the Company in filings made by the Company with the Commission since January 1, 2020, there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (v) the issuance of the Shares will not (A) have the effect, directly or indirectly, of increasing the proportionate shares of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company) of any loans, advanced, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL), (vi) the Board Resolutions have not been, and the Board Resolutions will not be, in each case, revoked, modified or amended, (vii) the stockholders of the Company will have approved the Parent Stockholder Matters (as defined in the Merger Agreement) at the Parent Stockholders’ Meeting (as defined in the Merger Agreement) prior to the issuance of the Shares pursuant to the Merger Agreement, and (viii) the transactions contemplated by the Merger Agreement and the Registration Statement (other than the issuance of the Shares pursuant to the Merger Agreement) will have been consummated in accordance with the applicable terms of the Merger Agreement and the Registration Statement and such transactions will have become effective under applicable law, in each case prior to the issuance of the Shares pursuant to the Merger Agreement. We have not verified any of the foregoing assumptions.

Movano Inc.

February 4, 2026

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules, or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Based upon and subject to the foregoing, and assuming that the Registration Statement is effective at the time of the issuance of the Shares and is not subject to any stop order or proceeding (or threatened proceeding by the Commission) seeking a stop order with respect to the Registration Statement that has not been withdrawn, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the Merger Agreement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP